EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR SECOND QUARTER OF 2007

Rosemont, IL– July 25, 2007 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended June 30, 2007 of $7.2 million, or $0.65 per diluted common share, an increase of $1.8 million, or 34.4%, compared with the first quarter of 2007. The increase in earnings reflected a $1.7 million decrease in the provision for loan losses, higher noninterest income and lower noninterest expenses. Net interest income was basically unchanged. Noninterest income increased $742,000, primarily from the recognition of $400,000 in loan syndication fees during the second quarter.

Net income for the six months ended June 30, 2007 totaled $12.5 million, or $1.12 per diluted common share, a decrease of $2.7 million, or 17.7%, compared with the first six months of 2006. The decline in earnings reflected a $2.6 million decrease in net interest income and a $2.5 million increase in the provision for loan losses.

During the second quarter of 2007, the Company repurchased 334,761 shares of its common stock under its stock repurchase program at a cost of $9.9 million. Total shares outstanding at the end of the quarter were 10,821,975 compared with 11,126,642 at the end of the first quarter.

Net Interest Income and Margin

Net interest income for the second quarter benefited from an additional calendar day and was basically unchanged compared with net interest income in the first quarter of 2007. The tax-equivalent net interest margin declined three basis points to 3.44% in the second quarter 2007 from 3.47% in the first quarter. Quarterly average interest-earning assets were basically unchanged as the $36.4 million, or 1.6%, increase in average loans was offset by a decline in the investment securities portfolio.

Net interest income for the first six months of 2007 decreased $2.6 million, or $2.4 million on a tax-equivalent basis, from the first six months of 2006. Despite a $39.6 million increase in interest-earning assets compared with the six months of 2006, increases in funding costs outpaced the increase in yield on interest-earning assets. Compared with the first six months of 2006, average commercial loans increased $146.1 million, or 6.7%, while consumer-oriented loans declined $43.9 million and average investment securities decreased $61.3 million. The tax-equivalent net interest margin was 3.46% compared with 3.65% for the first six months of 2006. The narrower net interest margin primarily reflects the impact of competitive pricing pressure for loans and deposits and the impact of maturing term deposits, that repriced to higher current market rates.

The following table summarizes, for the periods indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended June 30, 2007 Over Quarter Ended March 31, 2007 INCREASE/(DECREASE)				Quarter Ended June 30, 2007 Over Quarter Ended June 30, 2006 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS (1)	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$(173)	$29	$—	$(144)	$(815)	$344	$(471)
Cash equivalents	(204)	(4)	6	(202)	(21)	15	(6)
Loans	560	(64)	536	1,032	1,641	1,049	2,690

Total interest-earning assets				686			2,213

INTEREST PAID ON:
Interest-bearing deposits	(141)	311	264	434	(204)	3,093	2,889
Total borrowings	207	(22)	65	250	(127)	376	249

Total interest-bearing liabilities				684			3,138

Net interest income, tax-equivalent	$59	$(271)	$214	$2	$207	$(1,132)	$(925)

(1)	Second quarter 2007 was comprised of 91 days compared with 90 days in the first quarter of 2007.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2007		For Six Months Ended June 30,
	Second Quarter	First Quarter	2007	2006
INTEREST-EARNING ASSETS:
Investment securities	4.96%	4.94%	4.95%	4.60%
Cash equivalents	5.19	5.23	5.21	4.60
Loans	7.85	7.86	7.86	7.60

Total interest-earning assets (tax equivalent)	7.25	7.23	7.24	6.89

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.50	4.42	4.46	3.75
Other borrowings and interest bearing liabilities	5.48	5.49	5.52	4.91

Total interest-bearing liabilities	4.68	4.61	4.64	3.96

Net interest spread (tax equivalent)	2.57%	2.62%	2.60%	2.93%

Net interest margin (tax equivalent)	3.44%	3.47%	3.46%	3.65%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	Mar. 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(in thousands)
Service charges	$1,895	$1,810	$1,902	$3,705	$3,782
Trust services	643	486	588	1,129	1,052
Investment management services	362	466	440	828	907
Loan syndication fees	400	—	—	400	500
Other noninterest income	765	476	522	1,241	1,119

	4,065	3,238	3,452	7,303	7,360

Other derivative income (expense)	(61)	24	(105)	(37)	477

Total noninterest income	$4,004	$3,262	$3,347	$7,266	$7,837

Noninterest income increased $742,000 to $4.0 million for the second quarter, from $3.3 million in the first quarter of 2007, due in large part to the impact of $400,000 in loan syndication fees recognized during the second quarter. Noninterest income for the first six months of 2007 decreased $571,000 compared with the first six months of 2006, due in large part to the impact of other derivative income in 2006.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical	$8,427	$8,211	$8,110	$16,638	$16,500
Incentives, commissions, and retirement	1,489	1,403	2,155	2,892	4,100

Total salaries and employee benefits	9,916	9,614	10,265	19,530	20,600
Occupancy of premises, furniture and equipment	2,905	2,760	2,906	5,665	5,913
Legal fees, net	649	807	579	1,456	818
Other professional services	503	681	351	1,184	774
Computer processing	440	440	479	880	895
Advertising and public relations	203	343	437	546	573
Nonperforming asset expense	141	291	33	432	55
Other noninterest expense	2,895	3,126	3,549	6,021	6,757

Total noninterest expense	$17,652	$18,062	$18,599	$35,714	$36,385

Total noninterest expense for the second quarter decreased $410,000, or 2.3%, from the first quarter of 2007. Salaries and employee benefits expense increased $302,000, or 3.1%, as a result of annual merit increases awarded during the second quarter as well as the hiring of certain management personnel. Decreases in legal and professional fees, advertising and nonperforming asset expense more than offset increases in other noninterest expenses.

Total noninterest expense for the first six months of 2007 decreased $671,000, or 1.8%, from the first six months of 2006. Lower salaries and employee benefits expense more than offset increases in legal and professional fees and nonperforming asset expenses. Salaries and employee benefits expense for the first six months of 2007 declined $1.1 million, or 5.2%, compared with the first six months of 2006, primarily as a result of reduced incentive and retirement plan accruals.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	June 30, 2007		Dec. 31, 2006		June 30, 2006
	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans
	(dollars in thousands)
Commercial and industrial	$864,312	33.7%	$770,863	30.8%	$731,832	29.7%
Commercial real estate secured	835,211	32.6	791,962	31.7	774,828	31.3
Real estate-construction	683,353	26.7	744,317	29.8	747,066	30.3

Total commercial loans	2,382,876	93.0	2,307,142	92.3	2,253,726	91.3

Residential real estate mortgages	62,381	2.4	62,453	2.5	65,445	2.7
Home equity loans and lines of credit	103,147	4.0	116,516	4.6	134,469	5.4
Consumer	12,014	0.5	13,237	0.5	13,867	0.6
Other loans	1,627	0.1	1,396	0.1	533	0.0

Total consumer-oriented loans	179,169	7.0	193,602	7.7	214,314	8.7

Gross loans	2,562,045	100.0%	2,500,744	100.0%	2,468,040	100.0%

Less: Unearned discount	(45)		(59)		(77)

Total loans	$2,562,000		$2,500,685		$2,467,963

Total loans on June 30, 2007 increased $61.3 million, or 2.5%, compared with December 31, 2006, and increased $94.0 million, or 3.8%, compared with June 30, 2006. Total commercial and industrial (C&I) loans on June 30, 2007 increased $93.4 million, or 12.1%, from December 31, 2006, and $132.5 million, or 18.1%, compared with June 30, 2006.

The growth of our C&I portfolio reflects the progress we have made on our strategy to expand our business with operating companies. Commercial real estate secured loans increased $43.2 million, or 5.5%, from December 31, 2006, and $60.4 million, or 7.8%, compared with June 30, 2006. Real estate – construction loans declined $61.0 million, or 8.2%, compared to December 31, 2006. The decline was primarily in real estate-construction loans to developers for condominium conversions. Consumer-oriented loans declined $14.4 million, or 7.5%, from December 31, 2006, an anticipated decline that reflects the Company’s strategic plan to withdraw from third-party originated loans.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets were $37.1 million, or 1.13% of total assets on June 30, 2007, compared with $27.6 million, or 0.85% of total assets on March 31, 2007, $33.6 million, or 0.99% of total assets on December 31, 2006, and $29.6 million, or 0.88% of total assets on June 30, 2006.

The following table presents nonperforming assets and related data as of the dates indicated:

	June 30, 2007	March 31, 2007	Dec. 31, 2006	June 30, 2006
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$1,339	$2,577	$10,046	$2,440
Nonaccrual loans:
Commercial and industrial	3,632	4,895	4,686	6,804
Commercial real estate secured	6,333	2,043	1,037	2,234
Real estate – construction	22,185	14,695	15,570	14,607
All other loan types	2,712	3,018	1,818	3,274

Total nonaccrual loans	34,862	24,651	23,111	26,919

Total nonperforming loans	36,201	27,228	33,157	29,359
Other real estate owned	943	351	412	234

Total nonperforming assets	$37,144	$27,579	$33,569	$29,593

Nonperforming loans to total loans	1.41%	1.09%	1.33%	1.19%
Nonperforming assets to total loans plus repossessed property	1.45%	1.10%	1.34%	1.20%
Nonperforming assets to total assets	1.13%	0.85%	0.99%	0.88%

The increase in nonaccrual loans during the second quarter was driven primarily by two borrowers. One of three separate residential real estate construction projects to one borrower financed by Cole Taylor Bank moved to nonaccrual status during the second quarter. This borrower’s nonaccrual loans now total $17.2 million. The second largest exposure to a single borrower in nonaccrual loans is a $5.0 million commercial real estate secured loan.

We classify all nonaccrual commercial loans as impaired, as well as those accruing commercial loans that we believe to have higher risk of noncompliance with the contractual repayment schedule for both interest and principal. The following table presents impaired loans and the related allowance for loan losses for impaired loans as of the dates indicated:

	June 30, 2007	March 31, 2007	Dec. 31, 2006	June 30, 2006
	(in thousands)
Recorded balance of impaired loans	$36,045	$30,659	$24,136	$45,353
Allowance for loan losses related to impaired loans	$4,249	$2,573	$2,528	$2,805

Although impaired loans and the allowance for loan losses related to impaired loans at June 30, 2007 increased compared with March 31, 2007, the provision for loan losses decreased to $1.9 million for the second quarter compared with $3.6 million in the first quarter of 2007. Lower net charge-offs during the second quarter reduced the amount of loan loss provision required to secure adequate reserves at the end of the second quarter.

The allowance for loan losses on June 30, 2007 was $39.8 million, or 1.55% of total loans, compared with 1.53% on March 31, 2007, 1.50% on December 31, 2006 and 1.48% on June 30, 2006. Net charge-offs for the second quarter were $431,000, compared with $2.8 million in the first quarter of 2007. Net charge-offs for the first six months of 2007 were $3.2 million, or 0.26% annualized, of total loans compared with $4.0 million, or 0.33% annualized, of average loans for the first six months of 2006.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended			For Six Months Ended
	June 30, 2007	Mar. 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(dollars in thousands)
Average total loans	$2,516,236	$2,486,884	$2,431,991	$2,501,641	$2,399,390

Total loans at end of period	$2,562,000	$2,501,508	$2,467,963	$2,562,000	$2,467,963

Allowance for loan losses:
Allowance at beginning of period	$38,330	$37,516	$36,686	$37,516	$37,481
Net (charge-offs) recoveries:
Commercial and commercial real estate	(215)	(1,175)	(2,215)	(1,390)	(3,714)
Real estate - construction	(10)	(1,054)	(3)	(1,064)	(3)
Residential real estate mortgages and consumer loans	(206)	(557)	(60)	(763)	(256)

Total net charge-offs	(431)	(2,786)	(2,278)	(3,217)	(3,973)
Provision for loan losses	1,900	3,600	2,100	5,500	3,000

Allowance at end of period	$39,799	$38,330	$36,508	$39,799	$36,508

Annualized net charge-offs to average total loans	0.07%	0.45%	0.37%	0.26%	0.33%
Allowance to total loans at end of period	1.55%	1.53%	1.48%	1.55%	1.48%
Allowance to nonperforming loans	109.94%	140.77%	124.35%	109.94%	124.35%

Funding Liabilities

Average total deposits for the second quarter decreased $24.1 million compared with the first quarter of 2007. Average in-market deposits decreased $72.4 million in the second quarter as a result of declines in money market accounts and certificates of deposit. Money market deposits from a significant customer declined $97.5 million, or 48%, from December 31, 2006 to June 30, 2007 and we expect that this customer will withdraw the balance of its deposits in the second half. Average out-of-market deposits for the second quarter increased $48.4 million from the first quarter of 2007, driven by an increase in brokered certificates of deposit.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2007		March 31, 2007		June 30, 2006
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
In-market deposits:
Noninterest-bearing deposits	$379,243	15.0%	$381,670	14.9%	$396,033	15.5%
NOW accounts	82,328	3.2	83,245	3.2	95,669	3.7
Savings deposits	55,108	2.2	58,204	2.3	69,039	2.7
Money market accounts	724,659	28.6	767,443	30.0	637,633	25.0
Customer certificates of deposit	490,321	19.4	519,062	20.3	547,792	21.5
Public time deposits	70,037	2.8	64,494	2.5	76,169	3.0

Total in-market deposits	1,801,696	71.2	1,874,118	73.2	1,822,335	71.4
Out-of-market deposits:
Brokered money market deposits	71,063	2.8	70,637	2.8	11,675	0.5
Out-of-local-market certificates of deposit	115,177	4.5	103,969	4.1	128,674	5.0
Brokered certificates of deposit	544,597	21.5	507,862	19.9	589,008	23.1

Total out-of-market deposits	730,837	28.8	682,468	26.8	729,357	28.6

Total deposits	$2,532,533	100.0%	$2,556,586	100.0%	$2,551,692	100.0%

Total deposits were $2.51 billion on June 30, 2007, a decrease of $127.7 million from December 31, 2006, and a decrease of $155.6 million from June 30, 2006. In-market deposits on June 30, 2007 were $149.3 million lower than on December 31, 2006. Noninterest-bearing deposits were $64.4 million lower and money market deposits were $32.9 million lower on June 30, 2007 compared with December 31, 2006. The decrease in noninterest-bearing deposits included a $39.9 million decline in deposits relating to corporate trust services which reflected routine seasonal characteristics.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	Jun. 30, 2007	Dec. 31, 2006	Jun. 30, 2006
	(in thousands)
In-market deposits:
Noninterest-bearing deposits	$383,393	$447,862	$423,450
NOW accounts	77,029	82,484	84,044
Savings accounts	53,684	59,523	66,803
Money market accounts	709,981	742,859	672,002
Customer certificates of deposit	477,140	516,624	543,977
Public time deposits	67,446	68,580	72,190

Total in-market deposits	1,768,673	1,917,932	1,862,466

Out-of-market deposits:
Brokered money market deposits	65,944	65,090	11,658
Out-of-local-market certificates of deposit	115,543	105,119	128,484
Brokered certificates of deposit	562,095	551,786	665,294

Total out-of-market deposits	743,582	721,995	805,436

Total deposits	$2,512,255	$2,639,927	$2,667,902

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.3 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the possible decline in residential real estate sales volume and the likely potential for illiquidity in the real estate market; the risks associated with management changes and employee turnover; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2006 Annual Report on Form 10-K filed with the SEC on March 15, 2007. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Ilene Stevens

847-653-7731

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$51,315	$134,920
Investment securities	610,239	669,085
Loans, net of allowance for loan losses of $39,799 and $37,516 at June 30, 2007 and December 31, 2006, respectively	2,522,201	2,463,169
Premises, leasehold improvements and equipment, net	13,643	14,799
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	11,832	11,805
Other real estate and repossessed assets, net	943	412
Goodwill	23,237	23,237
Other assets	66,274	62,240

Total assets	$3,299,684	$3,379,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$383,393	$447,862
Interest-bearing	2,128,862	2,192,065

Total deposits	2,512,255	2,639,927
Other borrowings	291,095	262,319
Accrued interest, taxes and other liabilities	37,211	39,622
FHLB advances	105,000	80,000
Junior subordinated debentures	86,607	86,607

Total liabilities	3,032,168	3,108,475

Stockholders’ equity:
Preferred stock	—	—
Common stock	115	115
Surplus	195,819	194,687
Retained earnings	99,324	89,045
Accumulated other comprehensive loss, net	(10,741)	(5,598)
Treasury stock	(17,001)	(7,057)

Total stockholders’ equity	267,516	271,192

Total liabilities and stockholders’ equity	$3,299,684	$3,379,667

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006
Interest income:
Interest and fees on loans	$49,208	$48,180	$46,488	$97,388	$90,260
Interest and dividends on investment securities:
Taxable	5,640	5,775	6,409	11,415	12,342
Tax-exempt	1,524	1,530	1,331	3,054	2,632
Interest on cash equivalents	319	521	325	840	774

Total interest income	56,691	56,006	54,553	112,697	106,008

Interest expense:
Deposits	24,158	23,724	21,269	47,882	39,434
Other borrowings	2,748	2,799	2,808	5,547	5,316
FHLB advances	1,356	1,064	1,085	2,420	1,940
Junior subordinated debentures	1,973	1,964	1,935	3,937	3,843

Total interest expense	30,235	29,551	27,097	59,786	50,533

Net interest income	26,456	26,455	27,456	52,911	55,475
Provision for loan losses	1,900	3,600	2,100	5,500	3,000

Net interest income after provision for loan losses	24,556	22,855	25,356	47,411	52,475

Noninterest income:
Service charges	1,895	1,810	1,902	3,705	3,782
Trust and investment management fees	1,005	952	1,028	1,957	1,959
Loan syndication fees	400	—	—	400	500
Other derivative income (expense)	(61)	24	(105)	(37)	477
Other noninterest income	765	476	522	1,241	1,119

Total noninterest income	4,004	3,262	3,347	7,266	7,837

Noninterest expense:
Salaries and employee benefits	9,916	9,614	10,265	19,530	20,600
Occupancy of premises	2,080	1,886	1,964	3,966	3,979
Furniture and equipment	825	874	942	1,699	1,934
Legal fees, net	649	807	579	1,456	818
Other professional services	503	681	351	1,184	774
Computer processing	440	440	479	880	895
Advertising and public relations	203	343	437	546	573
Other noninterest expense	3,036	3,417	3,582	6,453	6,812

Total noninterest expense	17,652	18,062	18,599	35,714	36,385

Income before income taxes	10,908	8,055	10,104	18,963	23,927
Income tax expense	3,756	2,733	3,799	6,489	8,764

Net income	$7,152	$5,322	$6,305	$12,474	$15,163

Basic earnings per common share	$0.65	$0.48	$0.58	$1.14	$1.39
Diluted earnings per common share	0.65	0.48	0.57	1.12	1.37

Taylor Capital Group, Inc.
Summary of Selected Financial Data
Dollars in Thousands
Unaudited

	Year To Date June 30,		2007		2006
			Second	First	Fourth	Third	Second
	2007	2006	Quarter	Quarter	Quarter	Quarter	Quarter
Condensed Income Data:
Interest income	$112,697	$106,008	$56,691	$56,006	$57,599	$57,393	$54,553
Interest expense	59,786	50,533	30,235	29,551	29,970	29,305	27,097

Net interest income	52,911	55,475	26,456	26,455	27,629	28,088	27,456
Provision for loan losses	5,500	3,000	1,900	3,600	900	2,100	2,100

Net interest income after provision for loan losses	47,411	52,475	24,556	22,855	26,729	25,988	25,356
Noninterest income:
Service charges	3,705	3,782	1,895	1,810	1,961	1,995	1,902
Trust and investment mgmt. fees	1,957	1,959	1,005	952	1,160	1,036	1,028
Other derivative income (expense)	(37)	477	(61)	24	(42)	59	(105)
Other	1,641	1,619	1,165	476	1,624	635	522

Total noninterest income	7,266	7,837	4,004	3,262	4,703	3,725	3,347
Noninterest expense:
Salaries and employee benefits	19,530	20,600	9,916	9,614	10,047	10,005	10,265
Occupancy, furniture and equipment	5,665	5,913	2,905	2,760	2,760	2,796	2,906
Legal fees, net	1,456	818	649	807	847	501	579
Advertising and public relations	546	573	203	343	523	429	437
Other	8,517	8,481	3,979	4,538	4,530	4,436	4,412

Total noninterest expense	35,714	36,385	17,652	18,062	18,707	18,167	18,599

Income before income taxes	18,963	23,927	10,908	8,055	12,725	11,546	10,104
Income tax expense (benefit)	6,489	8,764	3,756	2,733	618	(7,347)	3,799

Net income	$12,474	$15,163	$7,152	$5,322	$12,107	$18,893	$6,305

Per Share Data:
Net income per common share:
Basic	$1.14	$1.39	$0.65	$0.48	$1.10	$1.72	$0.58
Diluted	1.12	1.37	0.65	0.48	1.09	1.70	0.57
Cash dividends per common share	0.20	0.12	0.10	0.10	0.10	0.06	0.06
Book value per common share	24.72	20.40	24.72	25.00	24.36	23.35	20.40
Tangible book value per common share (1)	22.57	18.30	22.57	22.92	22.28	21.26	18.30
Dividend payout ratio	17.86%	8.76%	15.38%	20.83%	9.17%	3.53%	10.53%
Weighted average shares-basic	10,965,754	10,899,934	10,921,043	11,012,124	10,994,326	10,965,144	10,925,168
Weighted average shares-diluted	11,095,730	11,099,159	11,043,509	11,162,769	11,136,919	11,105,681	11,128,666
Shares outstanding-end of period	10,821,975	11,089,658	10,821,975	11,126,642	11,131,059	11,118,238	11,089,658

Average Balance Sheet Data (2):
Total assets	$3,292,079	$3,254,583	$3,287,336	$3,296,874	$3,346,485	$3,308,411	$3,286,892
Investments	651,136	712,412	643,551	658,805	700,351	706,723	724,463
Cash equivalents	32,048	33,447	24,261	39,922	82,170	31,684	25,965
Loans	2,501,641	2,399,390	2,516,236	2,486,884	2,451,614	2,470,950	2,431,991
Total interest-earning assets	3,184,825	3,145,249	3,184,048	3,185,611	3,234,135	3,209,357	3,182,419
Interest-bearing deposits	2,164,043	2,117,932	2,153,290	2,174,916	2,222,295	2,216,774	2,155,659
Borrowings	345,051	364,569	352,213	337,810	323,800	325,405	366,131
Junior subordinated debentures	86,607	87,535	86,607	86,607	86,607	86,607	87,434
Total interest-bearing liabilities	2,595,701	2,570,036	2,592,110	2,599,333	2,632,702	2,628,786	2,609,224
Noninterest-bearing deposits	380,450	401,718	379,243	381,670	406,369	395,243	396,033
Total stockholders’ equity	274,543	223,493	276,306	272,760	263,054	234,212	225,625

Performance Ratios (annualized):
Return on average assets	0.76%	0.93%	0.87%	0.65%	1.45%	2.28%	0.77%
Return on average equity	9.09%	13.57%	10.35%	7.80%	18.41%	32.27%	11.18%
Efficiency ratio (3)	59.35%	57.47%	57.95%	60.78%	57.86%	57.11%	60.38%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$52,911	$55,475	$26,456	$26,455	$27,629	$28,088	$27,456
Add: Tax equivalent adjust.-investment (4)	1,644	1,417	820	824	835	739	716
Tax equivalent adjust.-loans (4)	121	181	63	58	85	87	92

Tax equivalent net interest income	$54,676	$57,073	$27,339	$27,337	$28,549	$28,914	$28,264

Net interest margin without tax adjust.	3.34%	3.55%	3.33%	3.36%	3.40%	3.48%	3.46%
Net interest margin - tax equivalent (4)	3.46%	3.65%	3.44%	3.47%	3.51%	3.58%	3.56%
Yield on earning assets without tax adjust.	7.13%	6.79%	7.14%	7.11%	7.08%	7.10%	6.87%
Yield on earning assets - tax equivalent (4)	7.24%	6.89%	7.25%	7.23%	7.19%	7.21%	6.97%
Yield on interest-bearing liabilities	4.64%	3.96%	4.68%	4.61%	4.52%	4.42%	4.17%
Net interest spread - without tax adjust.	2.48%	2.82%	2.46%	2.50%	2.56%	2.68%	2.71%
Net interest spread - tax equivalent (4)	2.60%	2.93%	2.57%	2.62%	2.67%	2.79%	2.80%
Average interest-earning assets to average interest-bearing liabilities	122.70%	122.38%	122.84%	122.55%	122.84%	122.09%	121.97%

Taylor Capital Group, Inc.
Summary of Selected Financial Data
Dollars in Thousands
Unaudited

	June 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2007	2006	2007	2006	2006
Condensed Balance Sheet Data:
Total assets	$3,299,684	$3,376,763	$3,253,160	$3,379,667	$3,383,710
Investment securities	610,239	677,482	628,124	669,085	687,185
Total loans	2,562,000	2,467,963	2,501,508	2,500,685	2,487,321
Allowance for loan losses	39,799	36,508	38,330	37,516	36,892
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,512,255	2,667,902	2,492,373	2,639,927	2,652,463
Other borrowings	291,095	268,059	275,834	262,319	264,157
FHLB advances	105,000	80,000	80,000	80,000	80,000
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607
Total stockholders’ equity	267,516	226,221	278,218	271,192	259,588

Asset Quality Ratios:
Nonperforming loans	$36,201	$29,359	$27,228	$33,157	$21,994
Nonperforming assets	37,144	29,593	27,579	33,569	22,467
Allowance for loan losses to total loans	1.55%	1.48%	1.53%	1.50%	1.48%
Allowance for loan losses to nonperforming loans	109.94%	124.35%	140.77%	113.15%	167.74%
Net charge-offs to average total loans (5)	0.26%	0.33%	0.45%	0.25%	0.31%
Nonperforming assets to total loans plus repossessed property	1.45%	1.20%	1.10%	1.34%	0.90%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	8.11%	6.70%	8.55%	8.02%	7.67%
Total tangible equity to assets (1)	7.40%	6.01%	7.84%	7.34%	6.98%
Average stockholders’ equity to average assets (6)	8.34%	6.87%	8.27%	7.18%	6.94%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.

(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.